UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	45-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2016, as a demonstration of their belief in the long-term value of Straight Path Communications Inc. (the “Registrant”), certain executive officers of the Registrant agreed to receive portions of their annual base compensation in the form of options to purchase shares of Class B common stock (NYSE MMKT: STRP) of the Registrant at an exercise price of $50.00 per share (which represents more than an 84% premium over the average of the closing prices of the Class B common stock on the NYSE MKT for the week ended June 17, 2016). The options will vest and become exercisable ratably over the 12-month period commencing July 1, 2016 and have a term of three years.

The Compensation Committee of the Board of Directors of the Registrant, which is comprised of the independent members of the Board, approved of the following arrangements:

Davidi Jonas, Chief Executive Officer, agreed to accept options to purchase 42,325 shares of Class B common stock in lieu of $162,500 of his annual $325,000 base salary;

Jonathan Rand, Chief Financial Officer, agreed to accept options to purchase 23,626 shares of Class B common stock in lieu of $50,000 of his annual $250,000 base salary; and

Zhouyue (Jerry) Pi, Chief Technology Officer, agreed to accept options to purchase 21,756 shares of Class B common stock in lieu of $50,000 of his annual $225,000 base salary.

The number of shares underlying the options was determined by an independent analytic consultant based on a Black-Scholes valuation model for such instruments, and applying a Real Options Model for the value of the employment services, taking into account various factors including the terms of the options, the volatility of the price of our Class B common stock and relevant risk factors related to the arrangement.

All the aforementioned options were issued pursuant to the Registrant’s 2013 Stock Option and Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Davidi Jonas
Name:	Davidi Jonas
Title:	Chief Executive Officer

Dated: June 20, 2016

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